Exhibit 10.7

NOTE ASSIGNMENT AGREEMENT

This NOTE ASSIGNMENT AGREEMENT (this “Agreement”), dated as of July 30, 2010, is by and among China Broadband, Inc, a Nevada corporation (the “Company”) and Chardan SPAC Asset Management, LLC (the “Investor”; together with the Company, the “Parties”).  Capitalized terms not otherwise defined herein shall have the meanings set forth in that certain Series B Preferred Stock Purchase Agreement, dated May 20, 2010, between the Company and the Investor (the “Purchase Agreement”).

BACKGROUND

On May 20, 2010, the Parties executed the Purchase Agreement whereby the Investor agreed to purchase from the Company $2,400,000 (the “Purchase Price”) of Units consisting of shares of the Company’s Series B Preferred Stock and warrants to purchase shares of the Company’s common stock. In June 2010, the Investor loaned $2,000,000 to Sinotop Group Limited, a Hong Kong corporation (“Sinotop”), as evidenced by the issuance of a note to the Investor (the “Sinotop Note”).  The Parties desire that $2,000,000 of the Purchase Price  be paid through the assignment of the Sinotop Note to the Company (the “Note Assignment”).

It is a condition precedent to the closing under the Purchase Agreement that the Investor and the Company enter into the present Agreement.

AGREEMENT

In consideration of the mutual representations, warranties and covenants contained herein, and intending to be legally bound hereby, and subject to the satisfaction of the conditions set forth in Section 4 hereof, the Parties hereto agree as follows:

1.           Note Assignment.  The Investor hereby assigns, grants, transfers, conveys and relinquishes to the Company, and the Company hereby accepts from the Investor, all of the right, title and interest of the Investor in the Sinotop Note.  The Investor represents and warrants to the Company that (i) the Investor owns the Sinotop Note free and clear of any lien, encumbrance, claim or interest of any kind, and (ii) there are no restrictions or conditions to the transfer of the Sinotop Note.  The Company agrees that, except for the foregoing representations and warranties, the Sinotop Note  is transferred without any warranties or representations of any kind, express or implied.

2.           Consideration.  The Parties hereby agree and acknowledge that the Note Assignment shall constitute $2,000,000 of the Purchase Price under the Purchase Agreement;

3.           Representations and Warranties of the Company. The Company hereby represents and warrants that the representations and warranties made by the Company in Section 5 of the Purchase Agreement qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 5 of the Purchase Agreement not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date

4.           Representations and Warranties of the Investor.  The Investor hereby represents and warrants that the representations and warranties in Section 4 of the Purchase Agreement made by the Investor shall be true and correct in all material respects at the time of Closing as if made on and as of such date.

5.           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof, and in accordance with Section 10.6 of the Purchase Agreement.

6.           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.           Successors.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor.  The Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the Investor.

8.           Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

9.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Note Assignment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

CHINA BROADBAND INC.

By:
Name:
Title:

INVESTOR:

CHARDAN SPAC ASSET MANAGEMENT, LLC

By:
Name: Steven Oliveira
Title: